Exhibit 10.33

FIRST AMENDMENT TO THE RESTORBIO, INC.

2018 STOCK OPTION AND INCENTIVE PLAN

This First Amendment (this “Amendment”) to the resTORbio, Inc. 2018 Stock Option and Incentive Plan (the “Plan”), of resTORbio, Inc. (the “Company”) is effective as of the date of approval effective as of September 15, 2020 (the “Effective Date”) by the Company’s stockholders (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

As of the Effective Date, the Plan shall be amended as follows:

1.	Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a)

Stock Issuable.     The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 19,635,419 shares of Stock (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4% of the number of shares of Stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2021 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 12,135,175 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) under each of the Plan and the 2017 Plan shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

2.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

RESTORBIO, INC.

By:	/s/ Chen Schor
Name: Chen Schor Title: Chief Executive Officer

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